Exhibit(j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 202 to the Registration Statement No. 002-84776 on Form N-1A of our reports dated December 16, 2016, December 15, 2016, January 13, 2017, January 13, 2017, and January 13, 2017, respectively, relating to the financial statements and financial highlights of Fidelity Advisor Floating Rate High Income Fund, Fidelity Advisor High Income Advantage Fund, Fidelity Advisor Equity Growth Fund, Fidelity Advisor Equity Value Fund, and Fidelity Advisor Large Cap Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series I for the year ended October 31, 2016, October 31, 2016, November 30, 2016, November 30, 2016, and November 30, 2016, respectively, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

 /s/ Deloitte & Touche LLP

 Boston, Massachusetts

 March 30, 2017